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                                                                   EXHIBIT 99(c)

                        KEYCORP STUDENT LOAN TRUST 2001-A
                              OFFICER'S CERTIFICATE


Bank One, National Association              The Chase Manhattan Bank
One Bank One Plaza, Suite 0126              450 West 33rd Street, 14th Floor
Chicago, IL 60670                           New York, NY 10001
Attn: Corporate Trust Administration        ATTN: Structured Finance
Phone: (312) 407-0192                       Phone: (201) 593-6784
Fax: (312) 407-1708                         Fax: (201) 593-6459

MBIA Insurance Corporation                  Key Bank USA, National Association
113 King Street                             800 Superior Ave, 4th Floor
Armonk, NY 10504                            Cleveland, Ohio 44114
ATTN: Data Administration                   ATTN: Key Education Resources,
Phone (914) 765-3772                              Student Loan Trust 2001A
Fax: (914) 765-3810                         Phone: (216) 828-9342
                                            Fax: (216) 828-9301

Key Consumer Receivables LLC
c/o Key Bank USA, National Association
800 Superior Ave 4th Floor
Cleveland, Ohio 44114
ATTN: Senior Vice President
Phone: (216) 828-9342
Fax: (216) 828-9301


Pursuant to Section 3.08 of the Subservicing Agreement between Key Bank USA, National Association as Master Servicer and Great Lakes Educational Loan Services, Inc., as Subservicer, dated as of September 1, 2001 (the "Agreement"), the undersigned hereby certifies that (i) a review of the activities of the Subservicer from the inception of the Trust, through December 31, 2001, and of its performance under the Agreement has been made, and (ii) to the best of the undersigned's knowledge, based on the review, the Subservicer has fulfilled all its obligations under the Agreement throughout such period

                                            Great Lakes Educational Loan
                                            Services, Inc., Subservicer

Date: March 8, 2002                         By:    /s/ MICHAEL J. NOACK
                                                -------------------------------
                                            Name:  Michael J. Noack
                                            Title: Chief Servicing Officer